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                                                                  EXHIBIT 10.28


                               NOETIX CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (the "Agreement") is made as of January 30, 2001, by and among Noetix Corporation, a Washington corporation (the "Company"), Aris Corporation, a Washington corporation ("Aris"), and each of the persons and entities who have purchased shares of the Company's Series A Preferred Stock (individually, a "Purchaser," and collectively, the "Purchasers") pursuant to the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and the Purchasers (the "Purchase Agreement").

                                    RECITALS

        WHEREAS, the Company and the Purchasers have entered into the Purchase Agreement pursuant to which the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company shares of the Company's Series A Preferred.

        WHEREAS, a condition to the obligations of the Company and of the Purchasers under the Purchase Agreement is that the Company and the Purchasers enter into this Agreement in order to provide the Purchasers with certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A Preferred held by the Purchasers.

        WHEREAS, the Company and the Purchasers each desire to induce the Purchasers to purchase shares of Series A Preferred pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.


                                   AGREEMENT

        NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                               Registration Rights

        1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "CHANGE OF CONTROL" shall mean the occurrence of either of the following events (i) the sale of all or substantially all of the assets of the Company or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger, or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation, the surviving entity, or the entity that controls such surviving entity.

            "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.


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            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor law thereto.

            "FORM S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's subsequent public filings under the Exchange Act.

            "HOLDER" shall mean each Purchaser, Aris, and any assignee or transferee who, pursuant to Section 1.11 below, is entitled to registration rights hereunder.

            "INITIAL PUBLIC OFFERING" shall mean a firm commitment underwritten initial public offering by the Company of its shares of Common Stock pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act.

            "QUALIFIED IPO" shall mean an Initial Public Offering with aggregate proceeds (prior to deduction of underwriter fees and issuance expenses) of at least $30,000,000 and a public offering price per share of at least four dollars and sixty-five cents ($4.65), three times (3x) the original purchase price of Series A Preferred, appropriately adjusted for any stock split, stock dividend, combination, recapitalization, and the like.

            "PURCHASER" shall mean each person or entity who has acquired shares of Series A Preferred and who is a signatory to this Agreement, or who holds Registrable Securities and who is a signatory pursuant to Section 1.12 hereof.

            "REGISTRABLE SECURITIES" shall mean (i) shares of the Company's Common Stock issued or issuable upon the conversion of the Series A Preferred,
(ii) shares of the Company's Common Stock issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the Series A Preferred, or of Common Stock issued upon conversion of the Series A Preferred, and (iii) shares of the Company's Common Stock issued to Aris; provided, however, that Registrable Securities shall not include (i) shares of Common Stock or other securities that have been sold to or though a broker or dealer or underwriter in a public distribution or public securities transaction,
(ii) shares of Common Stock or other securities sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, (iii) Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned, or (iv) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three (3) month period pursuant to Rule 144.

            The terms "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3, and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for holders of Registrable



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Securities (not to exceed $15,000), Blue Sky fees and expenses, and the expense of any special . audits incident to or required by any such registration, but excluding all Selling Expenses.

            "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

            "RULE 145" shall mean Rule 145 promulgated under the Securities Act or any successor rule thereto.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law thereto.

            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder (not otherwise included within the definition of "Registration Expenses").

            "SERIES A PREFERRED" shall mean shares of the Company's Series A Preferred Stock issued and sold by the Company pursuant to the Purchase Agreement.

        1.2 Registration.

            (a) Request for Registration. If at any time after the first to occur of (i) January 31, 2004, or (ii) the expiration of six (6) months following the Initial Public Offering, the Company shall receive from any Holder or group of Holders of Registrable Securities, representing not less than a majority of the Registrable Securities then outstanding, a written request that the Company effect any registration, qualification, or compliance with respect to Registrable Securities such that the aggregate offering price to the public would be at least $10,000,000, the Company will:

               (A) promptly, but in any event within ten (10) days of receipt of the written request, give written notice of the proposed registration, qualification, or compliance to all other Holders; and

               (B) as soon as practicable, use best efforts to effect within one hundred twenty (120) days of the receipt of such request such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this
Section 1.2:



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               (A) in any particular jurisdiction in which the Company would be
 . required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (B) prior to ninety (90) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

               (C) if the Company delivers to the Holders, within thirty (30) days of any request for registration pursuant to this Section 1.2, notice of its intent to file a registration statement for an Initial Public Offering within one hundred twenty (120) days of such request;

               (D) after the Company has effected two (2) such registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (E) if the Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

               (F) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's President or Chairman of the Board stating that the Board of Directors of the Company has material nonpublic information regarding the Company and, thus, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

           Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders.

           (b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request, and the Company shall include such information in its written notice to the other Holders. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

           The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (subject to the reasonable approval of the Holders of a majority of the Registrable Securities proposed by such Holders to be distributed through such underwriting). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of this Section 1.2(b), the Company shall so advise all Holders and the number of



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shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows: (i) the Company shall first exclude Common Stock included in the registration statement that are not Registrable Securities; and (ii) if necessary, the Company shall then exclude Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by the Holders thereof to be included in the registration statement.

            If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

            If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter, and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.2.

        1.3 Company Registration.

            (a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of others, other than: (i) a registration relating to employee benefit plans; or
(ii) a registration on Form S-4, the Company will:

                  (A) promptly give to each Holder written notice thereof; and

                  (B) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (b) Underwriting. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in the offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.



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The securities so included shall be apportioned as follows: (i) the Company shall first exclude . Common Stock that are not Registrable Securities; and (ii) if necessary, the Company shall then exclude Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by the Holders thereof to be included in the registration statement), but in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Qualified IPO, in which case all of the Registrable Securities of the selling Holders may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners, and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING HOLDER," and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.5 hereof.

        1.4 Registration on Form S-3.

            (a) Request for Registration. The Company shall use its best efforts to qualify for registration on Form S-3 and, to that end, shall comply with the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, the Holders of Registrable Securities shall have the right to request that the Company register Registrable Securities on Form S-3 or any similar short-form registration statement (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject to the following limitations:

                  (A) the Company shall not be obligated to cause a registration pursuant to this Section 1.4 to become effective prior to ninety (90) days following the effective date of a Company-initiated registration (other than a registration with respect to which Registrable Securities could not be registered pursuant to Section 1.3 hereof);

                  (B) the Company shall not be required to effect a registration pursuant to this Section 1.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;



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                  (C) the Company shall not be required to maintain and keep any such . registration pursuant to this Section 1.4 effective for a period greater than the shorter of (i) one hundred twenty (120) days or (ii) the period of time until all of the Registrable Securities subject to such registration are disposed; and

                  (D) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or the Chairman of the Board of the Company stating that the Board of Directors of the Company has material non-public information regarding the Company and, thus, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period.

            (b) Notice. The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 1.4 and shall provide a reasonable opportunity for all such other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of distribution.

            (c) Underwriting. In the event of a request pursuant to this Section 1.4, the Company shall follow the procedures, and the rights and obligations of the parties with respect to underwriting shall be subject to the provisions, set forth in Section 1.2(b) above as if such Section applied to registrations on Form S3.

        1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to Sections 1.2, 1.3 or 1.4 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders pursuant to either Sections 1.2, 1.3 or 1.4 shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

        1.6 Obligations of the Company. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.



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            (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter, or underwriters, of such offering.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, and if so requested by the underwriters (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        1.7 Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder on the earlier to occur of (i) such time as all of the Registrable Securities held by such Holder may be sold within any three (3) month period pursuant to Rule 144; or (ii) five
(S) years following consummation of the Qualified IPO.



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        1.8 Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 1.11 hereof agrees, in connection with the Qualified IPO, upon request of the Company or the underwriters, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify, provided that each officer and director of the Company and each holder of at least five percent (5%) of the Company's voting securities are similarly bound. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 1.8. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the underwriters, the Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of such initial public offering.

        1.9 Indemnification.

            (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document, or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder, and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will promptly reimburse each such Holder, each of its officers, directors, and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing, or defending any such claim, loss, damage, liability, or action; ; provide however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder, or any person



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controlling such Holder, from whom the person asserting any such losses, claims, damages or . liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered by such Holder, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) Each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, legal counsel, and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, its officers, directors, and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability. or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the proceeds, net of underwriting discounts and commissions, to each such Holder of Registrable Securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 1.9 (the "INDEMNIFIED PARTY") shall give notice to the party required to PROVIDE INDEMNIFICATION (THE "INDEMNIFYING PARTY") PROMPTLY after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.



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            (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this
Section 1.9(d) exceed the proceeds, net of underwriting discounts and commissions but not expenses, from the offering received by such Holder.

            (e) The obligations of the Company and Holders under this Section
1.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        1.10 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any Holder or Holders of Registrable Securities included in any registration that such Holder or Holders furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Agreement.

        1.11 Transfer or Assignment of Registration Rights. The rights granted hereunder to cause the Company to register securities may be assigned to (i) a transferee or assignee who acquires at least five percent (5%) of the Registrable Securities (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, and the like after the date hereof) issued to a Purchaser pursuant to the Purchase Agreement; (ii) a transferee or assignee who acquires all of a Holder's Registrable Securities; or (iii) any shareholder, member, affiliate, constituent partner (including limited partner), family member, or trust for the benefit of any Holder; provided, however, that
(i) written notice of such assignment is given to the Company; and (ii) any proposed assignee or transferee of such right agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.8; provided, further, that no such transfer or assignment may be made to any proposed assignee or transferee who is a competitor of the Company as determined in good faith by the Company's Board of Directors.

        1.12 Limitations on Subsequent Registration Rights. From and after the date of this . Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of holders of a majority of the Registrable Securities then outstanding unless such new registration rights, including standoff obligations, are subordinate to those registration rights granted to the Holders hereunder.

        1.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

                                    SECTION 2

                                  Miscellaneous

        2.1 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Washington, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.

        The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Washington with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

        2.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

        2.3 Notices, Etc. All notices and other communications required or permitted hereunder, shall be in writing and shall be sent by facsimile, personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by a nationally-recognized overnight courier, addressed (i) if to a Purchaser, at such Purchaser's facsimile number or address as set forth on the Schedule of Purchasers attached as Exhibit A to . the Purchase Agreement, or at such other address or as such Purchaser shall have furnished to the Company in writing; (ii) if to any other Holder of any Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address or facsimile number to the Company; or (iii) if to the Company, at the facsimile number or address of its principal corporate offices addressed to the attention of the Corporate Secretary. Any such notice or communication shall be deemed effectively given:
(i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient (if not, then on the next business day); (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt.

        2.4 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder of any Registrable Securities upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

        2.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

        2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

        2.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the holders of at least a majority of the then outstanding shares of the Registrable Securities. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms that conflict with this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

                                                                   EXHIBIT 10.28

        2.8 Rights of Holders. Each Holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other Holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

        2.9 Termination of Entire Agreement Upon a Change of Control. This Agreement shall terminate, and have no further force and effect, upon a Change of Control.

        2.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        2.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                   EXHIBIT 10.28

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.


     "COMPANY"                                   NOETIX CORPORATION
                                                 a Washington corporation

                                                 By: /s/ PAUL SONG
                                                    ----------------------------

                                                 Name: Paul Song
                                                      --------------------------

                                                 Title: Chairman, President, CEO
                                                       -------------------------

     "PURCHASER"                                 _______________________________

                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

                                                 Title:
                                                       -------------------------

     "ARIS"                                      ARIS CORPORATION
                                                 a Washington corporation

                                                 By: /s/ KENDALL W. KUNZ
                                                    ----------------------------

                                                 Name: Kendall W. Kunz
                                                      --------------------------

                                                 Title: President & CEO
                                                       -------------------------

                      TERMINATION AND REPURCHASE AGREEMENT


        THIS TERMINATION AND REPURCHASE AGREEMENT (the "Agreement") is made as of January 31, 2001 by and among Noetix Corporation, a Washington corporation ("Noetix"), Paul Y. Song ("Song") and Aris Corporation, a Washington corporation ("Aris").

        WHEREAS, the parties wish to set forth their mutual understanding and agreement concerning (i) the termination of that certain Shareholders' Agreement (the "Shareholders' Agreement") made as of September 1, 2000, by and among the parties hereto, and (ii) the repurchase by Noetix of that certain Common Stock Purchase Warrant dated September 1, 2000 (the "Warrant") entitling Aris to acquire up to 3,500,000 shares of Noetix common stock;

        NOW THEREFORE, the parties agree to be bound by the following terms:

1. TERMINATION AND REPURCHASE

        A. Shareholders' Agreement. Pursuant to Section 4.11 of the Shareholders' Agreement, the parties hereto hereby terminate the Shareholders' Agreement effective immediately upon delivery of the consideration set forth in
Section II, below; however, that Aris hereby waives its rights under Section 1 of the Shareholders' Agreement in with respect to the sale of Series A Preferred Stock by Noetix; provided, further, that Aris hereby agrees to enter into the Registration Rights Agreement substantially in the form attached hereto.

        B. Warrant. Noetix hereby repurchases the Warrant from Aris, and all of Axis' rights with respect thereto are hereby terminated upon the delivery of the consideration set forth below.

II. CONSIDERATION. In consideration for the above termination and repurchase, Noetix agrees to pay to Aris two million five hundred thousand dollars ($2,500,000) immediately upon the initial closing of Noetix's Series A Preferred Stock financing. In addition, Noetix hereby agrees to grant Axis certain registration rights pursuant to the terms of the Registration Rights Agreement substantially in the form attached hereto.

III. SEVERABILITY. The parties agree that the provisions of this Agreement are severable and divisible. In the event any portion of this Agreement is determined to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

IV. ENTIRE AGREEMENT. This Agreement, including the documents referenced herein, is the entire agreement between the parties hereto with respect to the subject matter hereof. The parties to this Agreement acknowledge that no promises, representations, or warranties whatsoever, express or implied, not contained herein concerning the subject matter hereof, have been made by any party to any of the other parties to induce such other parties to execute this Agreement. The parties hereto further acknowledge and warrant that they are not executing this Agreement in reliance on any promise, representation or warranty not contained herein, or under duress or coercion, whether economic or otherwise. The parties hereto acknowledge that they have each been advised by competent legal counsel as to the legal effect of this Agreement and understand the legal effect (a) of executing and delivering this Agreement and (b) of the waiver and release of the claims as set forth above.

V. NOTICES. Any and all notices required or permitted to be sent hereunder shall be sent by certified mail, return receipt requested, registered mail or Federal Express, as follows:

If to Noetix or Song:              Paul Y. Song
                                   Noetix Corporation
                                   2229 112th Avenue NE, Suite 200
                                   Bellevue, WA 98004-2936

If to Aris:                        Aris Corporation
                                   2229 112th Avenue NE
                                   Bellevue, WA 98004-2936
                                   Attn: Chief Executive Officer


        The parties shall notify each other of any changes of address for purposes of this paragraph.

VI. WAIVER OF CONFLICT. Each party to this Agreement acknowledges that Van Valkenberg Furber Law Group, P.L.L.C., counsel for Noetix, has in the past and continues to perform legal services for Aris in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Van Valkenberg Furber Law Group, P.L.L.C. represented Noetix in the transactions contemplated by this Agreement and has not represented any other party hereto in connection with such transactions; and (3) gives its informed consent to Van Valkenberg Furber Law Group, P.L.L.C.'s representation of Aris in such unrelated matters and to Van Valkenberg Furber Law Group, P.L.L.C.'s representation of Noetix in connection with this Agreement and the transactions contemplated hereby.

VII. CHOICE OF LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                          NOETIX CORPORATION,
                                          a Washington corporation


                                          By: /s/ PAUL Y. SONG
                                              ---------------------------------
                                              PAUL Y. SONG
                                              Chief Executive Officer



                                          /s/ PAUL Y. SONG
                                          -------------------------------------
                                          PAUL Y. SONG

                                          ARIS CORPORATION,
                                          a Washington corporation



                                          /s/ KENDALL KUNZ,
                                          -------------------------------------
                                          Kendall Kunz,
                                          Chief Executive Officer

January 30, 2001

Noetix Corporation
Attn: Secretary
2229 112`h Avenue NE
Bellevue, WA 98004-2936

Aris Corporation
Attn: Kendall Kunz, CEO
2229 112" Avenue NE
Bellevue, WA 98004-2936


Re: Termination of May 19, 2000 Letter Agreement

Dear Kendall:

Pursuant to Section 5.17 of the Series A Stock Purchase Agreement by and among Noetix Corporation, Polaris Venture Partners, Sigma Investors, and others, and concurrent with and subject to the closing of that preferred stock offering with such investors, this letter shall serve as termination of that certain May 19, 2000 letter agreement by and among ARIS Corporation and Paul Y. Song, a copy of which is attached hereto as Exhibit A.


                                                   Sincerely,



                                                   /s/ PAUL Y. SONG
                                                   ----------------------------
                                                   Paul Y. Song


ACKNOWLEDGED & ACCEPTED:

ARIS CORPORATION



/s/ KENDALL W. KUNZ
----------------------------
Kendall Kunz, CEO


NOETIX CORPORATION


/s/ PAUL Y. SONG,
----------------------------
Paul Y. Song, President

                         UNANIMOUS CONSENT OF DIRECTORS
                               IN LIEU OF MEETING
                                       OF
                               NOETIX CORPORATION


        Pursuant to RCW 23B.08.210 and RCW 23B.08.230, the undersigned being all of the directors of Noetix Corporation, a Washington corporation (the "Corporation"), acting without a meeting, DO HEREBY UNANIMOUSLY ADOPT the following resolutions and DO HEREBY UNANIMOUSLY CONSENT to the taking of the action therein set forth:

                                       I.

        RESOLVED: That in order to facilitate future financing of the of the Corporation, the Board of Directors deems it in the best interest of the Corporation and its shareholders to effectuate a 2-for-1 split of the outstanding capital stock (the "Split"), to be effectuated immediately following the filing of the Restated Articles (as defined below) with the Secretary of State of the State of Washington.

        FURTHER RESOLVED: That upon effectiveness of the Restated Articles, the President of the Corporation is hereby authorized and directed to take such steps necessary to effectuate the Split, including arrangements for the exchange of certificates by the shareholders in the Corporation.

        FURTHER RESOLVED: That, upon filing of the Restated Articles, to effectuate the Split, the Board of Directors hereby approves the issuance of sufficient shares of its Common Stock to the current holders of Common Stock of the Corporation, and, upon receipt and cancellation of the outstanding certificates (or receipt of a duly executed affidavit of lost stock certificate as set forth in the transmittal letter), the President and Secretary are hereby authorized and directed to issue such persons such shares of the Corporation's Common Stock necessary to effectuate the Split, and that the consideration received by the Corporation for such shares is hereby deemed adequate and such shares are fully paid and nonassessable.

                                       II.

        RESOLVED: That the Corporation hereby approves and adopts the Series A Preferred Stock Purchase Agreement, including all exhibits and schedules thereto (the "Purchase Agreement") substantially in the forms circulated with this Consent, with such changes as the President of the Corporation, on the advice of counsel, deems to be in best interest of the Corporation, pursuant to which the Corporation may issue up to 11,129,032 (as measured post-Split) shares of its Series A Preferred Stock at a price of $1.55 per share for aggregate consideration to the Corporation of up to $17,250,000.00, and that the President of the Corporation is hereby authorized and directed to execute and delivery the Purchase Agreement, and each of the documents attached thereto to which the Corporation is a party, in the name and on behalf of, the Corporation.

        FURTHER RESOLVED: That the Corporation hereby approves, and the President is hereby authorized and directed to issue, common stock warrants substantially in the form attached to the Purchase Agreement (the "Warrants") which provide for the purchase, in aggregate, of 650,000 (as measured post-Split) shares of the Company's common stock, for a per share exercise price of $0.385.

        FURTHER RESOLVED: That pursuant to the authority conferred upon the board of directors of the Corporation by Section 2 of Article II of the Corporation's Articles of Incorporation, the board of directors does hereby provide for the designation of a series of preferred stock to be named "Series A Preferred Stock," consisting of 11,130,000 (as measured post-Split) shares, with the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions determined by the board of directors.

        FURTHER RESOLVED: That the Articles of Incorporation are hereby amended and restated substantially in the form of the Amended and Restated Articles of Incorporation attached to the Purchase Agreement as Exhibit A (the "Restated Articles") solely to effectuate the designation of the Series A Preferred Stock, and the Restated Articles are hereby confirmed, ratified, approved and adopted.

        FURTHER RESOLVED: That the President of the Corporation is hereby authorized and directed to execute and file, on behalf of the Corporation, the Restated Articles with the Secretary of State of the State of Washington.

        FURTHER RESOLVED: That the Corporation hereby reserves an equal number of shares of Common Stock for issuance upon the conversion of the Series A Preferred Stock and the exercise of the Warrants, which number of shares shall be adjusted from time to time as appropriate by the proper officers of the Corporation so that, upon conversion of the Series A Preferred Stock and the Warrants, a sufficient number of shares shall be reserved for issuance as contemplated by the Restated Articles, the Warrant and these resolutions.

        FURTHER RESOLVED: That upon payment to the Corporation of the consideration referenced in the Purchase Agreement, and the execution and delivery of the documents referenced therein, the proper officers of the Corporation are hereby authorized and directed to issue (i) the proper number of shares to each purchaser, which shares shall be considered fully paid and nonassessable shares issued by the Corporation, and (ii) the Warrants.

        FURTHER RESOLVED: That, effective immediately upon Closing (as defined in the Agreement), Brian Chee and Robert Davoli shall be appointed to the Corporation's Board of Directors, to serve in such capacity until their successors are appointed and qualified.

                                      III.

        RESOLVED: That the Corporation hereby approves and adopts the Termination and Repurchase Agreement by and among the Corporation, Paul Song and Aris Corporation substantially in the form circulated with this Consent, and hereby directs the President of the Corporation to execute and deliver such agreement in the name, and on behalf of, the Corporation.

                                      1V.

        RESOLVED: That the Corporation hereby ratifies and confirms the assumption of Aris Corporation's obligations under that certain change of control letter agreement between Aris Corporation and Paul Y. Song dated May 19, 2000.

                                       V.

        RESOLVED: That the Corporation hereby amends and restates Section 5(f) of the Corporation's 2000 Stock Plan (the "Plan") to read in its entirety as follows, which restated provision shall to apply to all Stock Purchase Agreements (as defined in the Plan) entered into after the date hereof, unless (i) such Stock Purchase Agreement is entered into in connection with an employment offer outstanding on the date hereof, or (ii) the Corporation's board of directors unanimously approves a Stock Purchase Agreement with an alternative provision:

                "SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.

                ***

                        (f) ACCELERATED VESTING. Unless the applicable Stock
                Purchase Agreement provides otherwise, and except as set forth below, the lapse of right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall be accelerated by 12 months and all of such Shares shall become vested if:

                                (i) The Company is subject to a Change in
                        Control before the Purchaser's Service terminates; and

                                (ii) Either (A) the repurchase right is not
                        assigned to the entity that employs the Purchaser immediately after the Change in Control or to its parent or subsidiary or (B) the Purchaser is subject to an Involuntary Termination or "constructive termination" (as determined by the Board) within 12 months following such Change in Control.

                        Notwithstanding the above, if the Company and the other
                party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        FURTHER RESOLVED: That the Corporation hereby amends and restates
        Section 6(f) of the Plan to read in its entirety as follows, which restated provision shall to apply to all Options (as defined in the Plan) granted after the date hereof, unless (i) such Option is granted in connection with an employment offer outstanding on the date hereof, or (ii) the Corporation's board of directors unanimously approves an Option Agreement with an alternative provision:

                "SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES.

                ***

                (f) ACCELERATED EXERCISABILITY. Unless the applicable Stock Option Agreement provides otherwise, the vesting of an Optionee's Options shall be accelerated by 12 months if:

                                (i) The Company is subject to a Change in
                        Control before the Optionee's Service terminates; and

                                (ii) Either (A) such Options do not remain
                        outstanding, such Options are not assumed by the surviving corporation or its parent, and the surviving corporation or its parent does not substitute options with substantially the same terms for such Options or
                        (B) the Optionee is subject to an Involuntary Termination or "constructive termination" (as determined by the Board) within 12 months following such Change in Control.

                        Notwithstanding the above, if the Company and the other
                party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        FURTHER RESOLVED: That all Options (as defined in the Plan) granted after the date hereof, unless (i) such Option is granted in connection with an employment offer outstanding on the date hereof, or (ii) the Corporation's board of directors unanimously approves an Option Agreement stating otherwise, shall be exercisable, in whole or in part, in accordance with the following schedule: Twenty five percent (25%) of the shares of Common Stock subject to the Options shall vest on the first anniversary of the date the Options are granted, or such other date, after the date of the Options are granted, fixed by the Company, and one sixteenth (1/16) of the shares of Common Stock subject to the Options shall vest on the last day of the last month of each twelve (12) quarterly periods thereafter, so as to be fully vested four (4) years after the Vesting Commencement Date, subject to the holder of the Options continuing to serve as a director, officer, consultant, or employee of the Corporation on such dates.

                                      VI.

        RESOLVED: That any officer or officers of the Corporation is/are hereby authorized and directed, for and in the name of the Corporation, to: procure any government authorizations, licenses or permits; negotiate, execute, deliver and file any documents; and take any actions that such officer(s) may deem to be necessary or desirable to accomplish the purposes of the foregoing resolutions. The procurement of any such authorization(s), license(s), or permit(s), the negotiation, execution, delivery or filing of any document(s) or the taking of any action(s) by such officers) shall constitute conclusive evidence that the officers) deemed such document(s) or action(s) to be necessary or desirable to accomplish the purpose of these resolutions.

        The execution of this consent shall constitute a written waiver of any notice required by RCW 23B.08.22 r he Corporation's Bylaws. The actions set forth herein shall be effective when the last director signs the cons , less the consent specifies a later effective date.


/s/ PAUL Y SONG
------------------------------------------
Paul Y Song                                            Date: January 29, 2001

/s/ KENDALL KUNZ
------------------------------------------
Kendall Kunz                                           Date: January 29, 2001